EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in Form 10-KSB of our report dated July 14, 2005 on our audit of the financial statements of AEROTELESIS INC. as of March 31, 2005.


Killman, Murrell & Company, P.C.
Odessa, Texas
July 19, 2005